EXHIBIT 3.2

                                 Revised 2/28/97

                                     BY-LAWS
                                       OF
                              PROVIDIAN CORPORATION


                                    ARTICLE I

                                  Stockholders

         Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of the directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2 Special Meetings. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         (b) Special meetings of the stockholders of the Corporation may be held at such time and at such place within or without the State of Delaware, as may be stated in the call.

         Section 1.3. Notice of Meetings; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. No business may be conducted at a special meeting except such business as has been brought before the meeting pursuant to the Corporation's notice of meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of notice, signed by the person or persons entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 1.4. Adjournments. At any meeting of stockholders, annual or special, the Chairman of the meeting may, without a stockholder vote, or the stockholders present may, by majority vote, adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute quorum. In the absence of a quorum, the Chairman of the meeting may, without a stockholder vote, or the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-laws until a quorum shall attend.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board or in the Chairman's absence by the President or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon more than eleven months after its date. Voting at meetings of stockholders need not be by written ballot or need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or by these By-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Certificate of Incorporation or by these By-laws) the Board of Directors may require a larger vote upon any election or question.

         Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to beheld, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list in any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders of the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                   ARTICLE II

                               Board of Directors

     Section 2.1. General Powers. The Board of Directors shall manage the business and affairs of the Corporation, and, subject to any restrictions imposed by law, the Articles of Incorporation or these By-laws, may exercise all powers of the Corporation.

         Section 2.2. Number and Term of Directors. (a) Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolutions is presented to the Board for adoption), but shall be not less than the minimum number prescribed by law nor more than twenty-five (25). The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         (b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in Section 2.9 of Article II of these By-laws.

         (c) No person shall be eligible to serve as a director after the annual meeting of stockholders next after such person reaches seventy-two (72) years of age. When the employment status of a director changes, that person shall offer his or her resignation from the Board of Directors.

         (d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, remove from office or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (e) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty (80) percent of the voting power of all of the then outstanding shares of the stock entitled to vote generally in the election of directors, voting together as a single class.

         Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or by a majority of the Board of Directors. Reasonable notice thereof shall be given by the Chairman of the Board or the Secretary, or by the directors calling the meeting, to each director who has not waived such notice, unless all directors are present.

         Section 2.5. A majority of the directors qualified and in office at any time shall constitute a quorum for the transaction of business at any meeting of the Board except that if there is an event number of directors qualified and in office, one-half of the members of the Board shall constitute a quorum. Whether or not a quorum is present, a majority of the directors present at any meeting of the Board may adjourn the meeting to some later time. Unless otherwise provided in the Certificate of Incorporation or elsewhere in these By-laws, when a quorum is present, the vote of a majority of the directors present shall decide any question.

         Section 2.6. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.7. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

     Section 2.8. Compensation. Fees for service as a director and/or fees and reimbursement for expenses for attendance at meetings of the Board or any committee thereof may be fixed by resolution of the Board.

         Section 2.9. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders of the Corporation entitled to vote for the election of directors at the meeting who complied with the notice procedures set forth in this Section
2.9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall meet the timeliness requirements of Section 1.10 of these By-laws. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice of (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE III

                                   Committees

         Section 3.1. Committees. The Board of Directors may, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.


                                   ARTICLE IV

                                    Officers

         Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Vacancies. The Board of Directors shall choose a Chairman, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding such officer's election, and until such officer's successor is elected and qualified or until the earlier resignation or removal of such officer. Any officer may resign at any time upon written notice to the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular meeting or special meeting.

         Section 4.2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation; and, in general, the Chairman shall perform all duties incident to the office of chairman of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or as may be provided by law.

         Section 4.3. President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which the President shall be present. The President shall have and may exercise such powers as are from time to time assigned by the Board of Directors or by the Chairman or as may be provided by law.

     Section 4.4. Vice Presidents. The Vice President or Vice Presidents shall perform such duties and exercise such functions as may be assigned to them by the Board of Directors or the Chairman of the Board or as may be provided by law.

         Section 4.5. Secretary or Assistant Secretary. The Secretary, or if there be none, the Assistant Secretary, shall record all the proceedings of the meetings of the stockholders and directors and of any committees in a book to be kept for that purpose; shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; shall be custodian of the records of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of Secretary of a Corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or the Chairman or as may be provided by law.

         Section 4.6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, and shall give a bond for the faithful discharge of the duties, with such surety or sureties as the Board of Directors may determine and shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of Treasurer of a Corporation, and such other duties as may be assigned by the Board of Directors or the Chairman or as may be provided by law.

     Section 4.7. Other Officers. The Board of Directors may from time to time appoint such other officers, agents or employees, and may delegate to them such powers and duties as it may deem desirable.


                                    ARTICLE V

                                      Stock

         Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI

                                    Indemnity

         Section 6.1. The officers, directors, employees and agents of the Corporation shall have such rights to indemnification as are provided in the Article ELEVENTH of the Certificate of Incorporation of the Corporation.

                                   ARTICLE VII

                                  Miscellaneous

     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 7.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, micro-photographs, or any other information clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.4. Amendment of By-laws. Subject to the provisions of the Certificate of Incorporation, these By-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice or such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or enact such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.